Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. § 1350)
Each of the undersigned officers of Cole Credit Property Trust V, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Avraham Shemesh
		Name:	Avraham Shemesh
		Title:	Chairman of the Board of Directors, Chief Executive Officer, and President (Principal Executive Officer)

/s/ Nathan D. DeBacker
		Name:	Nathan D. DeBacker
Date:	November 12, 2019	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.